                                                                     EXHIBIT 4.2


                          AMENDED AND RESTATED BYLAWS

                                      OF

                              NBC INTERNET, INC.


                            A DELAWARE CORPORATION

                               TABLE OF CONTENTS


ARTICLE I  OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

 Section 1.1   Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . .1

 Section 1.2   Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II  STOCKHOLDERS' MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .1

 Section 2.1   Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .1

 Section 2.2   Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .1

 Section 2.3   Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .2

 Section 2.4   Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . .2

 Section 2.5   Quorum and Voting . . . . . . . . . . . . . . . . . . . . . . . . . .2

 Section 2.6   Voting Rights; Proxies. . . . . . . . . . . . . . . . . . . . . . . .3

 Section 2.7   Voting Procedures and Inspectors of Elections . . . . . . . . . . . .4

 Section 2.8   List of Stockholders. . . . . . . . . . . . . . . . . . . . . . . . .5

 Section 2.9   Notice of Stockholder Business and Nominations. . . . . . . . . . . .5

ARTICLE III  DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

 Section 3.1   Number and Term of Office . . . . . . . . . . . . . . . . . . . . . .8

 Section 3.2   Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

 Section 3.3   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

 Section 3.4   Resignations and Removals . . . . . . . . . . . . . . . . . . . . . .9

 Section 3.5   Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

 Section 3.6   Quorum and Voting . . . . . . . . . . . . . . . . . . . . . . . . . 10

 Section 3.7   Action Without Meeting. . . . . . . . . . . . . . . . . . . . . . . 10

 Section 3.8   Fees and Compensation . . . . . . . . . . . . . . . . . . . . . . . 11

 Section 3.9   Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE IV  OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

 Section 4.1   Enumeration, Election and Term. . . . . . . . . . . . . . . . . . . 13

 Section 4.2   General Duties. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

 Section 4.3   Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

 Section 4.4   Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

 Section 4.5   Resignation and Removal . . . . . . . . . . . . . . . . . . . . . . 14


                                       i


 Section 4.6   Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . 14

 Section 4.7   Chief Executive Officer . . . . . . . . . . . . . . . . . . . . . . 14

 Section 4.8   President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

 Section 4.9   Chief Financial Officer . . . . . . . . . . . . . . . . . . . . . . 15

 Section 4.10  Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . 15

 Section 4.11  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

 Section 4.12  Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE V  EXECUTION OF CORPORATE INSTRUMENTS, AND VOTING OF SECURITIES OWNED BY
THE CORPORATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

 Section 5.1   Execution of Corporate Instruments. . . . . . . . . . . . . . . . . 16

 Section 5.2   Voting of Securities Owned by Corporation . . . . . . . . . . . . . 17

ARTICLE VI  SHARES OF STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

 Section 6.1   Form and Execution of Certificates. . . . . . . . . . . . . . . . . 17

 Section 6.2   Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . 18

 Section 6.3   Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

 Section 6.4   Fixing Record Dates . . . . . . . . . . . . . . . . . . . . . . . . 18

 Section 6.5   Registered Stockholders . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE VII  OTHER SECURITIES OF THE CORPORATION . . . . . . . . . . . . . . . . . 19

ARTICLE VIII  CORPORATE SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IX  INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS . . . . . 20

 Section 9.1   Right to Indemnification. . . . . . . . . . . . . . . . . . . . . . 20

 Section 9.2   Authority to Advance Expenses . . . . . . . . . . . . . . . . . . . 21

 Section 9.3   Right of Claimant to Bring Suit . . . . . . . . . . . . . . . . . . 21

 Section 9.4   Provisions Nonexclusive . . . . . . . . . . . . . . . . . . . . . . 22

 Section 9.5   Authority to Insure . . . . . . . . . . . . . . . . . . . . . . . . 22

 Section 9.6   Survival of Rights. . . . . . . . . . . . . . . . . . . . . . . . . 22

 Section 9.7   Effect of Amendment . . . . . . . . . . . . . . . . . . . . . . . . 22

 Section 9.8   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

 Section 9.9   No Duplication of Payments. . . . . . . . . . . . . . . . . . . . . 22


                                      ii


ARTICLE X  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE XI  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE XII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

 Section 12.1  Gender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

 Section 12.2  Invalid Provision . . . . . . . . . . . . . . . . . . . . . . . . . 24

 Section 12.3  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24


                          AMENDED AND RESTATED BYLAWS

                                      OF

                              NBC INTERNET, INC.


                                   ARTICLE I

                                    OFFICES

SECTION 1.1   REGISTERED OFFICE.

       The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and (b) a registered agent located at such address whose name is The Corporation Trust Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware (the "Delaware Corporation Law").

SECTION 1.2   OTHER OFFICES.

       The principal office of the Corporation may be located within or without the State of Delaware, as designated by the Board of Directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors or as may be required by the business of the Corporation.

                                  ARTICLE II

                            STOCKHOLDERS' MEETINGS

SECTION 2.1   PLACE OF MEETINGS.

       Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the registered office of the Corporation required to be maintained pursuant to Section 1.1 of Article I hereof.

SECTION 2.2   ANNUAL MEETINGS.

       The annual meetings of the stockholders of the Corporation for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

SECTION 2.3   SPECIAL MEETINGS.

       Special Meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chairman of the Board, Chief Executive Officer or President, the Board of Directors at any time or by the holders of at least a majority of the outstanding shares of Class B Common Stock. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. No business may be transacted at any special meeting except that referred to in the notice thereof.

SECTION 2.4   NOTICE OF MEETINGS.

       (a) Except as otherwise provided by law or the Restated Certificate of Incorporation, written notice of each meeting of stockholders, specifying the place, date and hour and purpose or purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the Corporation; except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting.

       (b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of section 262(d) of the Delaware Corporation Law to an appraisal of the fair value of their shares, the notice of such meeting shall contain a statement of that purpose and to that effect and shall be accompanied by a copy of that statutory section.

       (c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       (d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

SECTION 2.5   QUORUM AND VOTING.

       (a) At all meetings of stockholders, except where otherwise provided by law, the Restated Certificate of Incorporation, or these Bylaws, the presence in person or by proxy, duly authorized, of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of capital stock of the Corporation entitled to vote on every matter that is to be voted on at such meeting shall constitute a quorum;

PROVIDED, FURTHER, that any action of the Corporation approved or recommended by the stockholders of the Corporation will be subject to the appropriate approval of the holders of the Class A Common Stock and Class B Common Stock pursuant to paragraphs 11(a) and 11(b) of Article Fourth of the Restated Certificate of Incorporation of the Corporation. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

       (b) Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the shares voting "for" or "against" at any meeting at which a quorum is present shall be valid and binding upon the Corporation.

       (c) Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

SECTION 2.6   VOTING RIGHTS; PROXIES.

       (a) Except as otherwise provided by law or in the Restated Certificate of Incorporation, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

       (b) Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a proxy, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three years from its
date unless the proxy provides for a longer period.   Unless and until voted,
every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

       (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this section, the following shall constitute a valid means by which a stockholder may grant such authority:

                     (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

                     (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; PROVIDED, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Such authorization can be established by the signature of the stockholder on the proxy, either in writing or by a signature stamp or facsimile signature, or by a number or symbol from which the identity of the stockholder can be determined, or by any other procedure deemed appropriate by the inspectors or other persons making the determination as to due authorization. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

       (d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection
(c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; PROVIDED that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.7   VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

       (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

       (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

       (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

       (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the Delaware Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

SECTION 2.8   LIST OF STOCKHOLDERS.

       The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.9   NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

       (a) ANNUAL MEETING OF STOCKHOLDERS. (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, (C) by the holders of a majority of the outstanding shares of Class B Common Stock, which holders shall not be required to comply with the notice provisions set forth in this Section 2.9; PROVIDED that this clause
(C) will not permit such holders to nominate Class A Directors or (D) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.9 is delivered to the

Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.

              (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (D) of paragraph (a)(i) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.
To be timely, such a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 41a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear in the Corporation's books, and of such beneficial owner, (2) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

              (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this
Section 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

       (b) SPECIAL MEETING OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9.
In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

       (c) GENERAL. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(ii)(C)(4) of this Section 2.9) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

       (ii) For purposes of this Section 2.9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.


       (iii) Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9. Nothing in this Section 2.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

                                    ARTICLE III

                                     DIRECTORS

SECTION 3.1   NUMBER AND TERM OF OFFICE.

       So long as there remain shares of Class B Common Stock outstanding, the directors elected by the holders of the Class A Common Stock shall be designated the "Class A Directors" and the directors elected by the holders of the Class B Common Stock shall be designated the "Class B Directors," as provided in the Restated Certificate of Incorporation.

       With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in Section 3.3 of this
Article III or as otherwise provided in the Restated Certificate of Incorporation, directors shall be elected by a plurality vote of the shares represented in person or by proxy, at the stockholders annual meeting in each year and entitled to vote on the election of such directors. Elected directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws or the Restated Certificate of Incorporation.

SECTION 3.2   POWERS.

       Unless otherwise provided in the Restated Certificate of Incorporation, the powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

SECTION 3.3   VACANCIES.

       Unless otherwise provided in the Restated Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified.

SECTION 3.4   RESIGNATIONS AND REMOVALS.

       (a) Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time or upon receipt by the Secretary. If no such specification is made it shall be deemed effective upon receipt by the Secretary. Unless otherwise provided in the Restated Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office of the same class as the director who resigned, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

       (b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided, subject to any limitations imposed by law, the Restated Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote for the election of such director.

SECTION 3.5   MEETINGS.

       (a) The annual meeting of the Board of Directors shall be held immediately after the annual stockholders' meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

       (b) Regular meetings of the Board of Directors may be held at any place within or without the State of Delaware which has been designated by resolutions of the Board of Directors or the written consent of all directors.

       (c) Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board or, if there is no Chairman of the Board, by the President, or by any of the directors.

       (d) Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each director or sent by telegram or facsimile transmission (or other lawfully permitted means) at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except where a director attends for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.6   QUORUM AND VOTING.

       (a) At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business; PROVIDED, that at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting; and PROVIDED, FURTHER, that any action of the Corporation approved or recommended by the Board of Directors will be subject to appropriate consents and approvals of the Class A Directors or the Class B Directors voting as a group pursuant to paragraphs 3 and 4 of Article FIFTH of the Restated Certificate of Incorporation of the Corporation.

       (b) At each meeting of the Board at which a quorum is present all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote be required by law, the Restated Certificate of Incorporation, or these Bylaws.

       (c) Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

       (d) The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.7   ACTION WITHOUT MEETING.

       Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be entitled to vote thereon, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.8   FEES AND COMPENSATION.

       Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

SECTION 3.9   COMMITTEES.

       So long as there remain shares of Class B Common Stock outstanding, any committee established pursuant to this Section 3.9 shall be comprised, at all times, of at least one (1) Class A Director and one (1) Class B Director.
 In addition, if there are more than two members of any committee, the composition of the members serving on such committee shall reflect, to the extent practicable, the relative representation of Class A Directors and Class B Directors on the Board of Directors, unless a majority of the Class A Directors and Class B Directors, voting separately, otherwise agree. The provisions of this paragraph shall not apply to Sections 3.9(b), (c) and (d) herein.

       (a) EXECUTIVE COMMITTEE: The Board of Directors may appoint an Executive Committee of not less than two (2) members, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action which must be submitted to stockholders for approval under the General Corporation Law.

       (b) NOMINATING COMMITTEE: Notwithstanding anything contained in this Section 3.9 to the contrary, so long as there remain shares of Class B Common Stock outstanding, there shall be a "Class A Nominating Committee" comprised solely of Class A Directors, and a "Class B Nominating Committee" comprised solely of Class B Directors. Subject to any rights of stockholders under law to nominate persons to serve as directors, (i) the Class A Nominating Committee shall nominate persons to serve as Class A Directors and shall appoint persons to fill vacancies on, or newly created directorships of, the Board designated for Class A Directors (as set forth in the Restated Certificate of Incorporation) and (ii) the Class B Nominating Committee shall nominate persons to serve as Class B Directors and shall appoint persons to fill vacancies on, or newly created directorships of, the Board designated for Class B Directors (as set forth in the Restated Certificate of Incorporation).

       (c)    CLASS B COMMITTEE:  Notwithstanding anything contained in this
Section 3.9 to the contrary, so long as there remain shares of Class B Common Stock outstanding, there shall be a "Class B Committee" comprised solely of one Class B Director, and one alternate Class B Director to serve in the absence of the Class B Committee member (both as determined by the Class B Directors). The Class B Committee shall have the power and authority to consent to or approve any action required to be approved by the Class B Directors pursuant to paragraph 4 of Article FIFTH of the Restated Certificate of Incorporation of the Corporation. If the Class B Committee is presented with any matter for its approval, within five business days of the request for approval it will either (i) grant such approval, (ii) deny such approval or (iii) require that such request for approval be considered by all of the Class B Directors (in which event such matter shall be submitted to all of the Class B Directors for their approval or disapproval). If the Class B Committee does not take any action within such five business day period its approval shall be deemed automatically to have been granted at the end of such period.

       (d)    CLASS A COMMITTEE:  Notwithstanding anything contained in this
Section 3.9 to the contrary, so long as there remain shares of Class B Common Stock outstanding, there shall be a "Class A Committee" comprised of one or more Class A Directors (as determined by the Class A Directors). The Class A Committee shall have the power and authority to (A) consent to or approve any action described in clauses (i), (ii), (iii), (iv) or (v) of paragraph 3 of Article FIFTH of the Restated Certificate of Incorporation of the Corporation and (B) exercise any other right afforded to the Class A Directors by the Restated Certificate of Incorporation or by any contract or other agreement to which the Corporation is a party.

       (e) OTHER COMMITTEES: The Board of Directors may, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

       (f) TERM: The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the requirements specifically set forth in this Section 3.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; PROVIDED, that no committee shall consist of less than two (2) members. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may, subject to the requirements specifically set forth in this Section 3.9, fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may, subject to the requirements specifically set forth in this Section 3.9, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to the requirements specifically set forth in this Section 3.9, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

       (g) MEETINGS: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Corporation required to be maintained pursuant to Section 1.2 of Article I hereof, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat, except where a director attends for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business; PROVIDED that any action of the Corporation approved or recommended by any committee of the Board of Directors will be subject to appropriate consents and approvals of the Class A Directors or the Class B Directors voting as a group pursuant to paragraphs 3 and 4 of Article FIFTH of the Restated Certificate of Incorporation of the Corporation. The act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

                                     ARTICLE IV

                                      OFFICERS

SECTION 4.1   ENUMERATION, ELECTION AND TERM.

       The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as may be deemed necessary or desirable by the Board of Directors, including a Chief Executive Officer, Chief Financial Officer, one or more Vice Presidents, a Controller, Assistant Treasurers and Assistant Secretaries and a Chairman of the Board. Any number of offices may be held by the same person, and no officer need be a stockholder or a resident of the State of Delaware. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board held after each annual meeting of the stockholders.

SECTION 4.2   GENERAL DUTIES.

       All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by these Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

SECTION 4.3   VACANCIES.

       The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine, other than a vacancy in the office of President or Secretary. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 4.4   COMPENSATION.

       The Board of Directors from time to time shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors, by any committee designated by the Board or by an officer to whom that function has been delegated by the Board.

SECTION 4.5   RESIGNATION AND REMOVAL.

       Any officer may resign by delivering his written resignation to the Corporation at its principal office, addressed to the President or Secretary. Such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by a vote of the majority of the members of the Board of Directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

SECTION 4.6   CHAIRMAN OF THE BOARD.

       The Chairman of the Board, if any, shall preside as Chairman at meetings of the stockholders and the Board of Directors. He shall, in addition, have such other duties as the Board may prescribe that he perform. At the request of the President, the Chairman of the Board may, in the case of the President's absence or inability to act, temporarily act in his place.
 In the case of death of the President or in the case of his absence or inability to act without having designated the Chairman of the Board to act temporarily in his place, the Chairman of the Board shall perform the duties of the President, unless the Board of Directors, by resolution, provides otherwise. If the Chairman of the Board shall be unable to act in place of the President, the Vice Presidents may exercise such powers and perform such duties as provided below.

SECTION 4.7   CHIEF EXECUTIVE OFFICER.

       The Chief Executive Officer, if any, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall oversee the strategic planning and policy development of the Corporation.
The Chief Executive Officer shall perform other duties commonly incident to this office and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 4.8   PRESIDENT.

       The President shall have general supervision of the business of the Corporation. In the event the position of Chairman of the Board shall not be occupied or the Chairman shall be absent or otherwise unable to act, the President shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. At each annual meeting of the stockholders, the President shall give a report of the business of the Corporation for the preceding fiscal year and shall perform whatever other duties the Board of Directors may from time to time prescribe.

SECTION 4.9   CHIEF FINANCIAL OFFICER.

       The Chief Financial Officer, or if none the Treasurer, shall have custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation, and shall render an account of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation to the President and/or the Board of Directors upon request. Such power given to the Treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the Board of Directors. The Chief Financial Officer shall, if required by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for the faithful performance of the duties of his office. The Chief Financial Officer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President. In the absence of the Chief Financial Officer or his inability to act, the Treasurer (or, in his absence, the Assistant Treasurers or Controller, if any) shall act with the same authority and shall be subject to the same restrictions as are applicable to the Chief Financial Officer.

SECTION 4.10  VICE PRESIDENTS.

       Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him. At the request of the President, in the case of the President's absence or inability to act, any Vice President may temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President or Vice Presidents to act temporarily in his place, the Board of Directors, by resolution, may designate a Vice President or Vice Presidents to perform the duties of the President. If no such designation shall be made, the Chief Executive Officer, if any, shall exercise such powers and perform such duties, as provided above, but, if the Corporation has no Chief Executive Officer, or if the Chief Executive Officer is unable to act in place of the President, all of the Vice Presidents may exercise such powers and perform such duties.

SECTION 4.11  SECRETARY.

       The Secretary shall keep or cause to be kept in books provided for that purpose, the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. In the absence of the Secretary or his inability to act, the Assistant Secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the Secretary.

SECTION 4.12  DELEGATION OF DUTIES.

       Whenever an officer is absent, or whenever, for any reason, the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                     ARTICLE V

                      EXECUTION OF CORPORATE INSTRUMENTS, AND
                   VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 5.1   EXECUTION OF CORPORATE INSTRUMENTS.

       (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

       (b) Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

       (c) All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed by such person or persons as the Board of Directors shall authorize so to do.

SECTION 5.2   VOTING OF SECURITIES OWNED BY CORPORATION.

       All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), or by the Chief Executive Officer (if there be such an officer), the President, or by any Vice-President.

                                   ARTICLE VI

                                 SHARES OF STOCK

SECTION 6.1   FORM AND EXECUTION OF CERTIFICATES.

       Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Restated Certificate of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice-President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; PROVIDED that, except as otherwise provided in Section 202 of the Delaware Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 6.2   LOST CERTIFICATES.

       The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 6.3   TRANSFERS.

       Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed. So long as the Governance Agreement remains in effect, any transfer of shares of Common Stock by a Restricted Party (as defined in the Governance Agreement) shall be made in accordance therewith. A copy of the Governance Agreement is maintained at the Corporation's principal office.

SECTION 6.4   FIXING RECORD DATES.

       (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

       (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware Corporation Law, shall be the first date on which asigned written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

       (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6.5   REGISTERED STOCKHOLDERS.

       The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                       OTHER SECURITIES OF THE CORPORATION

       All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; PROVIDED, HOWEVER, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

                                   ARTICLE VIII

                                  CORPORATE SEAL

       The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE IX

            INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 9.1   RIGHT TO INDEMNIFICATION.

       (a) Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise), in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended or interpreted, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any person indemnified hereby as a result of the actual or deemed receipt of any payments under this Article IX) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter "Losses"); PROVIDED, HOWEVER, that except as to actions to enforce indemnification rights pursuant to Section 9.3 of Article IX, the Corporation shall indemnify any officer or director seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this
Article IX shall be a contract right.

       (b) Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise), in any threatened, pending or completed Proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was an employee or agent (other than an officer or director) of the Corporation or is or was serving at the request of the Corporation as an employee or agent (other than an officer or director) of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, may be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended or interpreted against all Losses.

SECTION 9.2   AUTHORITY TO ADVANCE EXPENSES.

       Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that if required by the Delaware Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by employees or other agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

SECTION 9.3   RIGHT OF CLAIMANT TO BRING SUIT.

       If a claim under Section 9.1 or 9.2 of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

SECTION 9.4   PROVISIONS NONEXCLUSIVE.

       The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Restated Certificate of Incorporation, agreement, or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

SECTION 9.5   AUTHORITY TO INSURE.

       The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or other agent (collectively, an "Agent") against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

SECTION 9.6   SURVIVAL OF RIGHTS.

       The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

SECTION 9.7   EFFECT OF AMENDMENT.

       Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

SECTION 9.8   SUBROGATION.

       In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

SECTION 9.9   NO DUPLICATION OF PAYMENTS.

       The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                    ARTICLE X

                                     NOTICES

       Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent. Any notice required to be given to any director may be given by the method hereinabove stated, or by telegram or other means of electronic transmission, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of facsimile telecommunication or other means of electronic transmission) facsimile telephone number or other relevant transmission instructions as such director shall have filed in writing with the Secretary of the Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the Corporation required to be maintained pursuant to Section 1.1 of
Article I hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram or other means of electronic transmission shall be deemed to have been given as at the sending time recorded by the telegraph company or other electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Restated Certificate of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of uch notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

                                    ARTICLE XI

                                    AMENDMENTS

       Unless otherwise provided in the Restated Certificate of Incorporation, these Bylaws may be repealed, altered or amended or new Bylaws adopted by written consent of stockholders in the manner authorized by Section 2.11 of
Article II, or at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Restated Certificate of Incorporation. Unless otherwise provided in the Restated Certificate of Incorporation, the Board of Directors shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the
stockholders to change or repeal such Bylaws.   Notwithstanding anything
contained in these Bylaws to the contrary: (i) any amendment, change or repeal of Sections 2.3 or 2.5(a) or Article IX herein, or any other amendment to these Bylaws that will have the effect of permitting circumvention of or modifying Sections 2.3 or 2.5(a) or Article IX shall require the affirmative vote, of the holders of a majority of the then-outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote, each voting as a separate class; and (ii) any amendment, change or repeal of Sections 3.6(a) or 3.9 herein, or any other amendment to these Bylaws that will have the effect of permitting circumvention of or modifying Sections 3.6(a) or 3.9 shall require the affirmative vote of a majority of the Class A Directors and Class B Directors, each voting as a separate group.

                                    ARTICLE XII

                                   MISCELLANEOUS

SECTION 12.1  GENDER.

       Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

SECTION 12.2  INVALID PROVISION.

       The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision were omitted.

SECTION 12.3  DEFINITIONS.

       For purposes of these Bylaws, the terms "Class A Common Stock," "Class B Common Stock," "Common Stock," "Class A Directors" and "Class B Directors" shall have the meanings ascribed to such terms in the Restated Certificate of Incorporation. The term "Governance

Agreement" shall mean that certain Governance and Investor Rights Agreement to be dated Nobember 30, 1999 between National Broadcasting Company, Inc. and the Corporation, as the same may be amended from time to time in accordance with its terms.

                            CERTIFICATE OF SECRETARY


       The undersigned, Secretary of NBC Internet, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.

       WITNESS the signature of the undersigned this 29th day of November, 1999.



                                                 /s/ John Harbottle
                                               -------------------------------
                                                 John Harbottle, Secretary